Exhibit 99.1

Hawaiian Holdings, Inc.

Investor Update

Issue Date: September 4, 2012

Hawaiian Holdings, Inc. (the “Company”), parent of Hawaiian Airlines, Inc. (“Hawaiian”) issued the following Investor Update.

Third Quarter 2012 Outlook:

The Company has revised its expectations provided in the Second Quarter Earnings Release Conference Call on July 24, 2012 (“Earnings Call”).

Specifically, the Company expects its operating expense per available seat mile (ASM) excluding fuel to improve in the quarter ending September 30, 2012 and the full year ending December 31, 2012, both decreasing into the range of down 5.0% to down 2.0%.  The improvement in the Company’s operating cost per ASM excluding fuel is primarily a result of increased certainty around the costs related to several specific engine maintenance events that will reduce the Company’s expected maintenance costs in the quarter ending September 30, 2012.

The Company also now expects a decrease in passenger and operating revenue per ASM and passenger revenue per revenue passenger mile (RPM).  The table below summarizes the Company’s revised expectations for the quarter ending September 30, 2012 and the full year ending December 31, 2012, expressed as an expected change compared to the results for the quarter ended September 30, 2011 and the full year ended December 31, 2011 (the results for which are presented for reference).

	Third
	Quarter
Item	2011	Prior Guidance	Revised Guidance
Cost per ASM Excluding Fuel (cents)	8.18	Down 3.5% to down 0.5%	Down 5.0% to down 2.0%
Passenger Revenue per ASM (cents)	13.05	Down 1.5% to up 1.5%	Down 4.5% to down 1.5%
Operating Revenue per ASM (cents)	14.40	Down 2.5% to up 0.5%	Down 4.5% to down 1.5%
Passenger revenue per RPM (cents)	15.32	Down 1.5% to up 1.5%	Down 4.0% to down 1.0%

	Full Year
Item	2011	Prior Guidance	Revised Guidance
Cost per ASM Excluding Fuel and Lease Termination Costs (cents)	8.70	Down 4.5% to down 1.5%	Down 5.0% to down 2.0%

The decrease in the Company’s passenger and operating revenue per ASM and passenger revenue per RPM are primarily attributable to lower expected yield (passenger revenue per revenue passenger mile) on certain routes between Hawaii and North America and lower load factor on certain international routes.  While demand trends remain favorable relative to the prior year period throughout Hawaiian’s network, increased industry capacity on certain routes has resulted in the lower revenue expectations.

Safe Harbor Statement

This investor update contains forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance including but not limited to statements regarding passenger revenue per available seat mile, operating revenue per available seat mile, passenger revenue per revenue passenger mile and cost per available seat mile excluding fuel.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results for the quarter ending September 30, 2012 and the full year ending December 31, 2012 to be materially different from any expected results, expressed or implied, in these forward-looking statements.  These risks and uncertainties include, without limitation, economic volatility; the price and availability of aircraft fuel; competition in the North America; Neighbor Island and International markets; reduced demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; and the Company’s ability to implement its growth strategy and related cost reduction goals.  The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.  Additional information on risk factors that could potentially affect the Company’s operations and financial results may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and subsequent filings with the Securities and Exchange Commission.